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EXHIBIT 16

                                [letterhead of]
                 Brown Armstrong Paulden McCown Starbuk & Keeter





                                 March 28, 2003



Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549SEC


Re:  Petrominerals Corporation
     Commission File Number: 1-6336
     IRS Employer Identification No: 95-2573652


We agree with the registrant's statements relating to our firm's auditor-client termination.



                                        Sincerly,

                                        BROWN ARMSTRONG PAULDEN
                                        McCOWN STARBUCK & KEETER
                                        ACCOUNTANCY CORPORATION


                                        /s/ Burton H. Armstrong

                                        By: Burton H. Armstrong